                                                                 EXHIBIT (l)(3)



May 9, 2001




Nuveen Investments
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601


Re:  Nuveen Pennsylvania Dividend Advantage Municipal Fund,
     Municipal Auction Rate Cumulative Preferred Shares

Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Pennsylvania counsel in your Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-58482) and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-09457) as filed with the Securities and Exchange Commission.


Sincerely




/s/ DECHERT